EXHIBIT 4.3

EXECUTION VERSION

DATED: 8 FEBRUARY 2021

NEXTSOURCE MATERIALS INC.

as the Company

VISION BLUE RESOURCES LIMITED

as the Investor

INVESTMENT AGREEMENT

relating to NextSource Materials Inc.

EXECUTION VERSION

Contents

Clause	Name	Page
1	Definitions and interpretation	2
2	Exchange	9
3	Subscription for Shares and Warrants	10
4	Completion and post Completion	11
5	Termination and withdrawal	12
6	Royalty	13
7	Further funding	14
8	Issue of new debt or equity securities	14
9	Warranties	17
10	Company undertakings	18
11	Consent matters	19
12	Board of Directors	20
13	Costs	22
14	Payments	22
15	Further assurance	23
16	Assignment	23
17	Duration	23
18	No partnership	23
19	Conflict with Articles and By-laws	23
20	Confidentiality	23
21	Announcements	24
22	Entire agreement	24
23	Variation	24
24	Waiver	24
25	Cumulative rights	24
26	Invalidity	24
27	Communications	24
28	Time of the essence	25
29	Liability	25
30	Counterparts	25
31	Governing law and jurisdiction	26
Schedule Name Page
1	The Group	27
1	Part 1 The Company	27
1	Part 2 The Subsidiaries	28

2	Exchange deliverables	32
The Warranties		33

4	The Investor Warranties	44

5	Completion matters	47
5	Part 1 First Completion	47
5	Part 2 Second Completion	48

6	Use of Proceeds	49

Execution Page		50

EXECUTION VERSION

Agreed Form documents

Chairman Letter of Consent

Investor Lock-Up Agreement Warrant

Announcement

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DATED: 8 FEBRUARY 2021

PARTIES

(1)	NEXTSOURCE MATERIALS INC, a company incorporated in Canada whose registered office is at 130 King Street West, Exchange Tower, Suite 1940, Toronto, ON M5X 2A2 (the “Company”)

(2)	VISION BLUE RESOURCES LIMITED, a company incorporated in Guernsey with registered number 67870 whose registered office is at Third Floor, 1 Le Truchot, St Peter Port, Guernsey GY1 1WD (the “Investor”)

(each a “party” and together, the “parties”).

BACKGROUND

(A)

The Company is the ultimate parent company of the Project Companies (as defined below), companies that respectively hold the rights to develop and exploit the GG Vanadium Project (as defined below) and the Molo Graphite Project (as defined below).

(B)

This Agreement sets out the terms on which the Investor is willing to invest in the Company by subscribing for shares, and warrants in respect of the acquisition of shares, in the capital of the Company.

(C)	This Agreement has been executed by the parties and delivered by each of them on the date stated above.

OPERATIVE PROVISIONS

1	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement:

“Accounts” means the audited consolidated statements of financial position as at the Accounts Date, and the audited consolidated statements of operations and comprehensive loss as at the Accounts Date and the audited consolidated statements of cash flows for the financial year ended on the Accounts Date of the Company.

“Accounts Date” means 30 June 2020.

“Agreed Form” means, in relation to any document, the form of that document approved and, for identification purposes, identified as being in the agreed form by or on behalf of the Company and the Investor (including by exchange of emails between the their respective legal advisers), as applicable, and in each case with such alterations as may be agreed in writing between the Company and the Investor from time to time.

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly controls, is controlled by or is under direct or indirect common control with such Person, and includes any Person in like relation to an Affiliate. A Person shall be deemed to “control” another Person if such Person owns, directly or indirectly, more than 50% of the issued share capital or the voting rights attaching to the issued share capital of such other Person or possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; and the term “controlled” shall have a similar meaning.

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“Announcement” means the Company’s announcement of this Agreement and the Royalty in the Agreed Form, subject to such changes as may be required by IIROC.

“Articles” means the articles of the Company, as amended or replaced from time to time.

“ATM Offering” means an “at-the-market distribution” within the meaning of National Instrument 44-102 – Shelf Distributions.

“Board” means the board of directors of the Company from time to time.

“Business Day” means a day (other than a Saturday, Sunday or public holiday) on which the clearing banks in the City of London, United Kingdom or chartered banks in Toronto, Canada are open for business.

“By-laws” means the by-laws of the Company, as amended or replaced from time to time.

“Canada” means the nation of Canada together with its provinces and territories.

“Chairman Letter of Consent” means the letter of consent of Sir Mick Davis in the Agreed Form consenting to act as Chairman of the Board with effect on and from the First Completion.

“Common Shares” means the common shares in the capital of the Company.

“Completion” means the First Completion or the Second Completion.

“Core People” means each of the Directors, Marc Johnson, and Brent Nykoliation.

“Confidential Information” means information of a confidential or commercially sensitive nature (however stored) relating to the business, customers, financial and/or other affairs of any Group Company including, but not limited to, Intellectual Property Rights (whether owned or licensed by such Group Company), lists of customers, reports, notes, memoranda and all other documentary records pertaining to any Group Company or its business affairs, finances, suppliers, customers or contractual or other arrangements.

“Consolidation” means the 10 for 1 Common Share consolidation expected to be carried out by the Company prior to the date of the Second Completion (and pursuant to which, for the avoidance of doubt, any outstanding options or warrants of the Company and their associated strike prices shall be adjusted accordingly).

“Director” means a director of the Company from time to time.

“Encumbrance” means a mortgage, charge, pledge, lien, rent charge or other security interest of any description or nature and interest or legal or equitable right or claim of any third party or any option or right of pre-emption or right of conversion or right of set-off, any retention of title or hypothecation and any agreement to create any of the foregoing, but not including any restriction on transfer pursuant to applicable securities laws or by way of transfer restriction otherwise agreed by the parties to this Agreement.

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“Financing Fee” means US$1,500,000.

“First Completion” means the performance by the parties of their respective obligations in Clause 4.1.

“GG Vanadium Project” means the exploration, development and commercialisation of vanadium deposits situated in south-central Madagascar which is located at 145 km southeast of the city of Toliara, in the Tulear region near Fotadrevo, covering an area of 225 km2 situated in two separate blocks.

“Graphite Permits” means Exploitation Permit PE #39807, Exploration Permit PR #39806, Exploration Permit PR #39810 and the Environmental Licence granted to ERG Madagascar SARLU in connection with the Molo Graphite Project.

“Group” means the Company and its Affiliates from time to time, and “Group Company” and “member of the Group” shall be construed accordingly.

“Initial Purchase Price” is as defined and determined under the Royalty Agreement.

“Intellectual Property Rights” means all copyright and rights in the nature of copyright, database rights, design rights, patents, rights in inventions, supplementary protection certificates, petty patents, utility models, semi-conductor topography rights, plant variety rights, trade marks (including all goodwill in them) and domain names, registrations and applications for registration of any of the above, moral rights, know-how, confidential information, and any other intellectual or industrial property rights, whether now known or in the future arising, and whether subsisting, in Canada, Madagascar or any other part of the world.

“Interim Accounts” means the unaudited financial results of the Group for the period 1 July 2020 to 30 September 2020, which were filed on SEDAR on November 13, 2020.

“Investor Director” has the meaning given to it in Clause 12.3.

“Investor Lock-Up Agreement” means the lock-up agreement in the Agreed Form to be entered into by the Investor.

“Investor Warranties” means the warranties set out in Schedule 4 (The Investor Warranties ).

“Investor’s Diluted Ownership Percentage” means the percentage equal to the fraction, the numerator of which is the sum of (a) all Common Shares held by the Investor plus (b) all securities exercisable, convertible or exchangeable into Common Shares held by the Investor, whether or not such securities are subject to any conditions or restrictions on exercise, conversion or exchange, on an “as converted basis” and the denominator of which is the sum of (c) all outstanding Common Shares, and (d) all securities exercisable, convertible or exchangeable into Common Shares, whether or not such securities are subject to any conditions or restrictions on exercise, conversion or exchange.

“Investor’s Group” means the Investor and:

(a)	each of its Affiliates; and

(b)	Sir Mick Davis and each of his Affiliates.

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“Irrevocable Undertakings” means undertakings to be entered into on the date of this Agreement by each of the Core People and delivered to the Investor irrevocably agreeing to vote in favour of the resolution referred to Clause 3.2(b) to be passed at a special meeting of the Shareholders of the Company in connection with the subscription for and the issue of the Tranche Two Subscription Shares, the Warrants and, upon exercise of any Warrants, the Common Shares underlying such Warrants to the Investor in accordance with the TSX Listing Rules.

“Lock-Up Agreements” means the lock-up agreements to be entered into on the date of this Agreement by each of the Core People.

“Longstop Date” means 28 May 2021.

“Market Rules” means the listing rules and any other laws, regulations or rules applicable to the Company as a result of its securities being listed or traded on the TSX (including the TSX Listing Rules) and/or OTCQB or any other stock exchange on which the Common Shares are listed for trading from time to time.

“Material Adverse Change” means any fact, matter, event, circumstance, condition or change occurring on or after the date of this Agreement which individually or in the aggregate, in the reasonable opinion of the Investor, materially and adversely affects the business, operations, assets, liabilities, condition (whether financial or otherwise) or prospects of the Group or the Molo Graphite Project or the Graphite Permits.

“Material Mineral Property” means the Property Rights in respect of the Graphite Permits.

“Molo Graphite Project” means the commercialisation of the flake graphite deposits situated in the Tulear region of south-western Madagascar which is located 11.5km east of the town of Fotadrevo, covering an area of 62.5 hectares.

“NI 43-101” means National Instrument 43-101 – Standards of Disclosure for Mineral Projects, of the Canadian Securities Administrators.

“OTCQB” means the Venture Market operated through OTC Link, an inter-dealer quotation and trading system developed by OTC Markets Group.

“Phase One” means, in respect of Molo Graphite Project, the construction, erection, commissioning and operation of a graphite mine and processing plant capable of processing 240,000 tonnes per annum of ore in Madagascar, with expected saleable flake graphite concentrate production of 17,000 tonnes per annum.

“Phase Two” means, in respect of Molo Graphite Project, the design and costing for the expansion of mining and processing equipment to target saleable flake graphite concentrate with expected combined saleable flake graphite concentrate production of at least 45,000 tonnes per annum but anticipated to be well in excess of 50,000 tonnes per annum.

“Permits” means the Graphite Permits and the Vanadium Permits.

“Person” means an individual, sole proprietorship, body corporate, company, partnership, firm, entity, limited partnership, joint venture, trust or unincorporated association, unincorporated syndicate, unincorporated trust, a government or any agency or instrumentality thereof and where the context so requires, any of the foregoing when they are acting as trustee, executor, administrator or other legal representative.

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“Projects” means the Molo Graphite Project and the GG Vanadium Project.

“Project Companies” means ERG Madagascar SARLU, a company incorporated in Madagascar, NextSource Minerals (Madagascar) SARLU, a company incorporated in Madagascar, NextSource Materials (Mauritius) Ltd., a company incorporated in Mauritius and NextSource Graphite (Mauritius) Ltd., a company incorporated in Mauritius, further details of such companies are set out in Schedule 1, Part 2 (The Subsidiaries ) and “Project Company” shall be construed accordingly.

“Property Rights” means any and all of a Group Company’s material direct and indirect rights, title and interests, from time to time, to and in any mining and mineral processing and treatment projects, including the Material Mineral Property, and any material property, assets, options, leases, project concessions, claims, contractual, statutory or other rights or arrangements for the exploration, exploitation, extraction, processing and/or treatment of any mineral properties and/or operation of any related project facilities and infrastructure.

“Public Disclosure Record” means, without limitation, all information about the Group contained in any press release, financial statement, prospectus, annual information form, offering memoranda, or other public disclosure document released pursuant to Market Rules or filed on SEDAR or any other applicable securities regulatory authorities since January 1, 2019.

“Royalty” has the meaning ascribed thereto in the Royalty Agreement.

“Royalty Agreement” means the royalty agreement between Investor (as royalty holder), ERG (Madagascar) LTD. SARLU (as graphite holder), NextSource Minerals (Madagascar) SARLU (as vanadium grantor) and each of NextSource Materials Inc, NextSource Graphite (Mauritius) Limited, NextSource Minerals (Mauritius) Limited, NextSource Materials (Mauritius) Ltd (as guarantors) dated as of the date of this Agreement.

“Second Completion” means the performance by the parties of their respective obligations in Clause 4.3.

“SEDAR” means the System for Electronic Document Analysis and Retrieval at www.sedar.com, maintained by the Canadian Securities Administrators.

“SG Processing Plant” means a value-add processing plant operated by the Group at Madagascar capable of spheronizing and purifying flake graphite concentrate into a spherical uncoated graphite suitable as battery anode precursor with targeted production of 20,000 tonnes per annum of spherical graphite.

“Shareholder” means a Person whose name is entered in the shareholder register of the Company as the holder of one or more Shares from time to time.

“Shares” means shares in the Company from time to time.

“Subscription Price” means the Tranche One Aggregate Subscription Price and the Tranche Two Aggregate Subscription Price.

“Subscription Shares” means the Tranche One Subscription Shares and the Tranche Two Subscription Shares.

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“Subsidiary” means each entity listed in Schedule 1, Part 2 (The Subsidiaries ) and “Subsidiaries” shall be interpreted accordingly.

“Surviving Provisions” means together, this Clause 1 (Definitions and interpretation ), Clause 5 (Termination and withdrawal ), Clause 13 (Costs ), Clause 14 (Payments ), Clause 16 (Assignment ), Clause 17 (Duration ), Clause 18 (No partnership ), Clause 20 (Confidentiality ), Clause 21 (Announcements ), Clause 22 (Entire agreement ), Clause 23 (Variation ), Clause 24 (Waiver ), Clause 25 (Cumulative rights ), Clause 26 (Invalidity ), Clause 27 (Communications ), Clause 28 (Time of the essence ), Clause 29 (Liability ), Clause 30 (Counterparts ) and Clause 31 (Governing law and jurisdiction ).

“Tax” or “Taxation” means all means all taxes, assessments, charges, dues, duties, rates, fees, imposts, levies and similar charges of any kind lawfully levied, assessed or imposed by any Taxation Authority, including all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all capital taxes, gross receipts taxes, environmental taxes, sales taxes, use taxes, ad valorem taxes, value added taxes, transfer taxes (including, without limitation, taxes relating to the transfer of interests in real property or entities holding interests therein), franchise taxes, licence taxes, withholding taxes, payroll taxes, employment taxes, Canada Pension Plan or Quebec Pension Plan premiums, excise, severance, social security, workers’ compensation, employment insurance or compensation taxes or premiums, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services tax, harmonized sales tax, customs duties or other taxes, fees, imports, assessments or charges of any kind whatsoever, together with any interest, penalties, additional amounts or additions to tax imposed by any Taxation Authority with respect to the foregoing.

“Taxation Authority” means any governmental, state, federal or other fiscal, revenue, customs or excise authority, department, agency, body or office whether in Canada or elsewhere in the world having authority or jurisdiction for any Tax purpose.

“Technical Report” means the technical report prepared pursuant to National Instrument 43-101 in respect of the Molo Graphite Project titled “Molo Feasibility Study, National Instrument 43-101 Technical Report On the Molo Graphite Project located near the village of Fotadrevo in the Province of Toliara, Madagascar”.

“Top-Up Right” has the meaning ascribed to such term in Clause 8.4.

“Top-Up Right Acceptance Notice” has the meaning ascribed to such term in Clause 8.5.

“Top-Up Right Notice Period” has the meaning ascribed to such term in Clause 8.5.

“Top-Up Right Offer Notice” has the meaning ascribed to such term in Clause 8.5.

“Top-Up Securities” has the meaning ascribe to such term in Clause 8.4.

“TSX” means the Toronto Stock Exchange operated by TMX Group Limited.

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“TSX Conditional Approval” means conditional approval letter from the TSX for the Tranche One Subscription Shares, Tranche Two Subscription Shares and the Warrants and the listing of the Subscription Shares and the Common Shares underlying the Warrants.

“TSX Listing Rules” means the rules and regulations of the TSX applicable to listed issuers as set out in the Company Manual of the TSX.

“Tranche One Aggregate Subscription Price” means the cash sum of US$6,084,000, being the aggregate subscription price for the Tranche One Subscription Shares at a price per Tranche One Subscription Share equal to the Tranche One Subscription Price converted into US dollars using the rate USD:CAD 1:1.281.

“Tranche One Subscription Price” means CAD$0.065 per Subscription Share.

“Tranche One Subscription Shares” means 120,000,000 Common Shares in aggregate to be subscribed for by the Investor pursuant to this Agreement.

“Tranche Two Aggregate Subscription Price” means the cash sum of US$12,416,000, being the aggregate subscription price for the Tranche Two Subscription Shares at a price per Tranche Two Subscription Share equal to the Tranche Two Share Subscription Price.

“Tranche Two Condition” has the meaning given to such term in Clause 3.2(b).

“Tranche Two Share Subscription Price” means US$0.053484307 per Common Share (as proportionately adjusted in the event that the Consolidation becomes effective prior to Second Completion), being C$0.07 converted into Canadian dollars using the rate USD:CAD 1:1.3088.

“Tranche Two Subscription Shares” means 232,142,857 Common Shares (as proportionately adjusted in the event that the Consolidation takes place).

“Unit” means a unit comprising one Common Share and one Warrant.

“U.S. Securities Act” means the US Securities Act of 1933, as amended.

“Vanadium Permits” means Exploitation Permit numbers 12306, 12814, 12887, 13020, 13021 and 12888 granted to NextSource Minerals (Madagascar) SARLU in connection with the GG Vanadium Project and any other vanadium permit(s) stated in the Public Disclosure Record to be held by or granted to the Group in connection with the GG Vanadium Project.

“Warrant” means the agreement in the Agreed Form in respect of the issue by the Company to the Investor of the Warrants.

“Warrant Subscription Price” means CAD$nil per Warrant.

“Warranties” means the warranties set out in Schedule 3

“Warrants” means 232,142,857 common share purchase warrants to be issued by the Company to the Investor on the terms of the Warrant exercisable on and from the date of Second Completion until and including the second anniversary of the Second Completion to purchase Common Shares at an exercise price of C$0.10 per Common Share (as such number and such price are adjusted for the Consolidation in accordance with the provisions of the Warrant as if it was in force at that time where the Consolidation becomes effective prior to Second Completion).

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“Warranty Claim” means any claim against the Company for a breach of any of the Warranties.

1.1

A reference to a statute or statutory provision is a reference to that statute or statutory provision and to all orders, regulations, instruments or other subordinate legislation made under the relevant statute.

1.2

Any reference to a statute, statutory provision, subordinate legislation, code or guidance is a reference to such statutory provision as amended and in force from time to time and to any statutory provision which re-enacts or consolidates (with or without modification) any such statutory provision.

1.3	Reference to:

(a)	a Person includes a legal or natural Person, partnership, trust, company, government or local authority department or other body (whether corporate or unincorporate);

(b)	a statutory or regulatory body shall include its successors and any substituted body;

(c)	an individual includes, where appropriate, his personal representatives;

(d)	the singular includes the plural and vice versa;

(e)	one gender includes all genders; and

(f)

a governmental, regulatory or administrative authority or other agency or body that ceases to exist or is reconstituted, renamed or replaced or has its powers or function removed, means the agency or body which performs most closely the functions of that authority, agency or body.

1.4	Unless otherwise stated, a reference to a Clause or Schedule is a reference to a Clause or Schedule to this Agreement, and a reference to this Agreement includes its Schedules.

1.5	Clause headings in this Agreement and in the Schedules are for ease of reference only and do not affect its construction.

1.6

In construing this Agreement, the so-called ejusdem generis rule does not apply and accordingly the interpretation of general words shall not be restricted by words indicating a particular class or particular examples.

1.7

References to any holdings of Common Shares shall include any Common Shares beneficially owned by the Investor through any nominee, depository or custodian or through a broker, whether in the name of the Investor or otherwise, including without limitation in electronic or dematerialised form.

2	EXCHANGE

2.1	On the date of this Agreement, the Investor shall deliver to the Company the items listed in Schedule 2, Part A (Investor exchange deliverables).

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2.2	On the date of this Agreement, the Company shall deliver to the Investor the items listed in Schedule 2, Part B (Company exchange deliverables).

3	SUBSCRIPTION FOR SHARES AND WARRANTS

3.1

On the First Completion, the Investor agrees to subscribe for, and the Company agrees to issue as fully paid and non-assessable, the Tranche One Subscription Shares free from any Encumbrance and on the terms of this Agreement in consideration for the payment by the Investor of the Tranche One Aggregate Subscription Price to the Company.

3.2	The Second Completion shall be conditional upon:

(a)	the First Completion occurring;

(b)

a resolution having been passed at a special meeting of the Shareholders of the Company approving the subscription for and the issue of the Tranche Two Subscription Shares, the Warrants and, upon exercise of any Warrants, the Common Shares underlying such Warrants to the Investor in accordance with the TSX Listing Rules and written acceptance thereof by the TSX (the “Tranche Two Condition”); and

(c)	the Company providing to the Investor evidence that the Tranche Two Condition has been satisfied.

3.3

Subject to the satisfaction of the Tranche Two Condition and the satisfaction or the waiver by the Investor of the other conditions in Clause 3.2 above on or before the Longstop Date, on the Second Completion, the Investor agrees to subscribe for, and the Company agrees to issue as fully paid and non-assessable, the Tranche Two Subscription Shares and the Warrants, in each case free from any Encumbrance and on the terms of this Agreement in consideration for the payment by the Investor of the Tranche Two Aggregate Subscription Price to the Company.

3.4

The Company must use all commercially reasonable efforts to ensure that the Tranche Two Condition and the other conditions in Clause 3.2 are satisfied as soon as possible after the execution of this Agreement and to send notice of the special meeting referred to in Clause 3.2 by no later than 31 March 2021 and convene the special meeting referred to in Clause 3.2 for a date no later than 21 May 2021.

3.5	The Company shall:

(a)

give notice in writing to the Investor as soon as reasonably practicable after the Company becomes aware that the Tranche Two Condition has been satisfied or has become incapable of being satisfied; and

(b)	provide to the Investor as soon as practicable any document or other reasonable evidence that evidences that the Tranche Two Condition has been satisfied or has become incapable of being satisfied.

3.6

The Company shall procure that any Subscription Shares that are issued pursuant to this Clause 3 are issued with effect from 9.30 am (EST) on the applicable date of Completion. The Company shall procure that the listing of the Subscription Shares on the TSX occurs as soon as reasonably practicable following the issue of the relevant Subscription Shares and in any event within one Business Day of the issue of the relevant Subscription Shares (or by such later time and/or date as the Company and the Investor may agree in writing).

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3.7	The Investor consents to the entry of its name in the register of Shareholders as the holder of the Subscription Shares for which it has subscribed and had issued to it.

3.8

The Company shall take all such actions and do all such things and pay any associated fees to procure that the Subscription Shares are also admitted to trading on the OTCQB as soon as reasonably practicable following the applicable date of Completion.

3.9

The Company will give all such undertakings, execute all such documents, pay all such fees and do or procure to be done all such things as may be required by the TSX in connection with the issuance and listing of the Subscription Shares as soon as reasonably practicable after the signing of this Agreement and also the Common Shares underlying the Warrants, or as may be required by or necessary to comply with any applicable Canadian, Mauritius, Madagascar regulatory authority, including obtaining all requisite corporate, shareholder and regulatory consents and approvals and completing all requisite regulatory filings, including all customary post-closing filings.

3.10

The parties acknowledge that it is the Company’s intention to conduct the Consolidation prior to the Second Completion. Where the Company undertakes the Consolidation following the First Completion, the price and number of the Second Tranche Subscription Shares will be increased or, as the case may be, reduced in due proportion with effect from the record date for such Consolidation. In addition, the number and price of the Warrants to be issued shall be adjusted to give the Investor the number and/or nominal amount of Common Shares to be subscribed on any exercise of Warrants subsequent to the record date for such Consolidation and the exercise price for such Warrants will be increased or, as the case may be, reduced in due proportion with effect from the record date for such Consolidation.

4	COMPLETION AND POST COMPLETION

4.1

First Completion shall take place at 8.00 am (Toronto time) at the offices of Cassels Brock & Blackwell LLP on the later of 23 February 2021 and the 4th Business Day after receipt of the TSX Conditional Approval in respect of the Tranche One Subscription Shares, or such other date as agreed between the Investor and the Company in writing, when the parties shall fulfil their respective obligations as set out in Part 1, Schedule 5 (Completion matters ).

4.2

On First Completion, the Company shall procure the issue and delivery of a legal opinion to the Investor from the Company’s legal counsel, in form and substance satisfactory to the Investor acting reasonably, with respect to the laws of Canada, confirming that the Company is validly incorporated under the laws of Canada and has the capacity to enter into and perform its obligations under this Agreement, that all necessary consents, approvals and clearances required under the laws of Canada for the Company’s entry into and performance of this Agreement have been obtained and that the Agreement is legal, valid and enforceable under the laws of Ontario.

4.3

Second Completion shall take place at 8.00 am (Toronto time) at the offices of Cassels Brock & Blackwell LLP on the 4th Business Day after the conditions in Clause 3.2 have been satisfied or waived in accordance with Clause 3.3, or such other date as agreed between the Investor and the Company in writing, when the parties shall fulfil their respective obligations as set out in Part 2, Schedule 5 (Completion matters ).

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4.4

Notwithstanding Clause 4.1 and Clause 4.3, the parties may elect to effect a Completion electronically by way of exchange of documents and signatures, in which case each party must provide original documents (other than those original documents that they agree need not be provided) within 20 Business Days after that Completion.

5	TERMINATION AND WITHDRAWAL

5.1	If:

(a)	at any time prior to First Completion the Investor becomes aware that:

(i)

any of the Warranties given on signing of this Agreement was, when given, untrue or inaccurate, or is not, or has ceased to be, true or accurate (or would not be true or accurate if then repeated) by reference to the facts subsisting at the time; or

(ii)	there has occurred a suspension or cancellation of the listing of the Company’s securities; or

(iii)	the Company has failed to comply with any of its obligations under this Agreement; or

(iv)	there has occurred, in the Investor’s opinion, acting in good faith, a Material Adverse Change; or

(b)

First Completion has not occurred in accordance with Clause 4.1 (other than as a result of a default by the Investor to comply with its obligations under Clause 4.1 and Part 1, Schedule 5 (Completion matters)), then the Investor may, in its absolute discretion, by notice in writing to the Company (or by orally communicating the same to the Company) terminate this Agreement with immediate effect; or

(c)	at any time after the First Completion up until the Second Completion the Investor becomes aware that:

(i)

any of the Warranties given on signing of this Agreement or given as at the date of the First Completion was, when given, untrue or inaccurate, or is not, or has ceased to be, true and accurate (or would not be true and accurate if then repeated) by reference to the facts subsisting at the time; or

(ii)	there has occurred a suspension or cancellation of the listing of the Common Shares; or

(iii)	the Company has failed to comply in all material respects with any of its obligations under this Agreement;

(iv)	the Tranche Two Condition is incapable of being satisfied; or

(v)	there has occurred, in the Investor’s opinion, acting in good faith, a Material Adverse Change; or

(d)

Second Completion has not occurred in accordance with Clause 4.3 (other than as a result of a default by the Investor to comply with its obligations under Clause 4.3), then the Investor may, in its absolute discretion, by notice in writing to the Company (or by orally communicating the same to the Company) terminate the Investor’s obligations to comply with Clause 4.3 and Part 2, Schedule 5 (Completion matters).

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5.2

If at any time after the First Completion up until the earlier of Second Completion or the resolution referred to in Clause 3.2(b) is not passed at the meeting referred to in that Clause, following his appointment, Sir Mick Davis voluntarily resigns as, or is no longer legally able to hold the role of, either Chairman or Director of the Company (other than by virtue of his death or incapacity), or as a director of the Investor, then the Company may, in its absolute discretion, by notice in writing to the Investor (or by orally communicating the same to the Investor) terminate the Company’s obligations in respect of the Second Completion and to comply with Clause 4.3 and Part 2, Schedule 5 (Completion matters).

5.3

If this Agreement is terminated on or before the First Completion pursuant to this Clause 5 (Termination and withdrawal ), this Agreement shall cease and determine and Investor shall not be under any obligation to complete its subscription for the Subscription Shares or the Warrants as contemplated by this Agreement, and no party to this Agreement shall have any claim against any other party to this Agreement for costs, damages, compensation or otherwise except that such termination shall be without prejudice to:

(a)	any accrued rights or obligations under this Agreement, including, without limitation, those arising by reason of any antecedent breach of this Agreement; and

(b)	the provisions of the Surviving Provisions,

all of which shall survive such termination.

5.4

If the Investors’ obligations to comply with Clause 4.3 and Part 2, Schedule 5 (Completion matters ) are terminated after First Completion but on or before Second Completion pursuant to this Clause 5 (Termination and withdrawal ), the Investor shall not be under any obligation to complete its subscription for the Tranche Two Subscription Shares and Warrants contemplated by this Agreement, and the Company shall not have any claim against the Investor in respect of the Second Completion.

5.5

The Company agrees that, if it becomes aware that, prior to any Completion, any of the representations or Warranties given or made by the Company are untrue or inaccurate (or any fact, matter, circumstance or event has come to its knowledge which, if the Warranties were repeated at such time, would render the Warranties untrue or inaccurate or misleading), it shall promptly (and in event within 1 Business Day of becoming so aware) notify the Investor in writing of the same.

6	ROYALTY

6.1

The Royalty Agreement is being signed contemporaneous herewith. Following the payment of the Initial Purchase Price in accordance with the Royalty Agreement, the Company will forthwith pay to the Investor the Financing Fee to such account as may be nominated by the Investor and the Investor shall be entitled to set off any payments due from it to any member of the Company’s Group (but not yet paid) under the Royalty Agreement against any payment which the Company is required to pay (but has not yet paid) in accordance with this Clause 6

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7	FURTHER FUNDING

7.1

Where further funding for Phase Two is required by the Group as determined by the Board, the Company shall notify the Investor of the same and the Investor shall have a right of first refusal exercisable at its sole discretion to provide (or direct that any other member(s) of the Investor’s Group provide(s)) all or part of the funding sought by the Group on terms to be agreed between the Company and the Investor provided that such terms are no more onerous than those available from any third party.

7.2

The Investor shall not be required to make any loans to, or subscribe for any shares in any Group Company (other than the Investor’s obligation to subscribe for the Subscription Shares and Warrants pursuant to this Agreement), nor to provide guarantees, indemnities or other security for the obligations of any Group Company.

8	ISSUE OF NEW DEBT OR EQUITY SECURITIES

8.1	For so long as the Investor holds Common Shares representing at least 10% of the issued and outstanding Common Shares of the Company, the Company undertakes as follows:

(a)

If the Company proposes to issue (an “Issuance”) any equity securities, or securities exercisable, convertible or exchangeable into equity securities (including, without limitation, warrants, options and convertible loan notes), of the Company (the “Equity Securities”), whether pursuant to a public offering (excluding, for greater certainty, the filing of a base shelf prospectus but including any prospectus supplement filed pursuant to such base shelf prospectus), a private placement or otherwise (an “Equity Financing”), the Company shall provide the Investor reasonable notice (the “Equity Financing Notice”) of such intended Issuance prior to the earlier of the (i) expected completion date of the Issuance, or (ii) press release or other public disclosure of such intended Issuance, including the type and number of Equity Securities, the price per Equity Security to be issued under the Equity Financing, the expected use of proceeds of the Equity Financing and the expected closing date of the Equity Financing to the extent known at the time.

(b)

The Company agrees that, subject to the receipt of all required regulatory approvals (including the approval of the TSX), the Investor has the right (but not the obligation) (the “Participation Right”), upon receipt of an Equity Financing Notice, to subscribe for and to be issued, as part of any public offering (excluding, for greater certainty, the filing of a base shelf prospectus but including any prospectus supplement filed pursuant to such base shelf prospectus), subject to Clause 8.1(b)(ii), or on a private placement basis in connection with any other Equity Financing, and at the subscription price per Equity Security pursuant to the Equity Financing, and otherwise on substantially the same terms and conditions of the Equity Financing:

(i)

in the case of an Equity Financing of Common Shares, up to such number of Common Shares that will allow the Investor to maintain a percentage ownership interest in the outstanding Common Shares that is the same as the Investor’s ownership percentage immediately preceding the Issuance; and

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(ii)

in the case of an Equity Financing of or that includes Equity Securities that are not Common Shares, up to such number of Equity Securities that will (assuming conversion, exercise or exchange of all of the convertible, exercisable or exchangeable Equity Securities issued in connection with the Equity Financing and issuable to the Investor pursuant to this Clause 8.1(b)) allow the Investor to maintain the same Investor’s Diluted Ownership Percentage in the Company that the Investor held immediately preceding the Issuance.

(c)

The Company agrees that if an Equity Financing is made on a public basis by way of a prospectus, the Company shall use its commercially reasonable efforts to include any Equity Securities to be issued to the Investor pursuant to its Participation Right as part of the prospectus offering, provided that if the Company is unable, despite using its commercially reasonable efforts, to include such Equity Securities as part of the prospectus offering, the Company shall use its commercially reasonable efforts, if the Investor elects to purchase such Equity Securities, to issue and sell such Equity Securities to the Investor on a private placement basis as soon as reasonably practicable following the closing of such Equity Financing, subject to applicable Canadian securities laws and/or the rules of the TSX or such other stock exchange on which the Shares are listed at the time.

(d)

If the Investor wishes to exercise the Participation Right in respect of a particular Equity Financing, the Investor shall give written notice to the Company (the “Exercise Notice”) of the exercise of such right and of the number of Equity Securities that the Investor wishes to purchase within five Business Days following the receipt by the Investor of the Equity Financing Notice (or two Business Days in the case of any Equity Financing to be completed by way of a prospectus supplement filed pursuant to a base shelf prospectus), failing which the Investor will not be entitled to exercise the Participation Right in respect of such Equity Financing. In the event the Equity Financing is a “bought deal” public offering to be completed by way of prospectus (in either case, the “Notice Period”), and the Participation Right is exercised, the Company shall issue and sell such Equity Securities to the Investor on a private placement basis as soon as reasonably practicable following the closing of such Equity Financing. If the Investor does not exercise the Participation Right, the Company may during the 30 days following the end of the Notice Period proceed to implement the Equity Financing materially on the same terms (or on better terms to the Company) as were made available to the Investor and if the Equity Financing is not so implemented within the said 30 days, the Company must again meet its obligations under this Clause 8.

8.2

In the event that the Group seeks to secure any bank debt or other debt or borrowings (whether secured or unsecured) that does not involve Equity Securities, the Company shall notify the Investor of the same and the Investor shall have a right of first refusal at its discretion to provide (or direct that any other member(s) of the Investor’s Group provide(s)) some or part of the funding sought by the Group on substantially the same terms as those offered to the Group by a third party or otherwise as agreed between the Company and the Investor.

8.3

Clause 8.1 shall not apply to any Issuance (a) pursuant to the Company’s existing stock option plan and other incentive plans as may be approved by Shareholders or the Directors from time to time; or (b) upon the exercise or conversion of any convertible or exchangeable securities outstanding on the date hereof; (c) in connection with or pursuant to any merger, business combination, exchange offer, take-over bid, arrangement, asset purchase transaction or other acquisition of assets or shares of a third party; (d) pursuant to a rights offering made to all or substantially all the Shareholders (including the Investor); or (e) Common Shares issued pursuant to an ATM Offering, subject to compliance with Clause 8.4.

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8.4

If Clause 8.1 would apply but for the fact that the Issuance is pursuant to an ATM Offering, then the Investor shall have a right (the “Top-Up Right”), with respect to any Common Shares issued in the ATM Offering (the “Top-Up Securities”), to in the case of an ATM Offering of Common Shares, to subscribe for up to such number of Common Shares that will allow the Investor to maintain a percentage ownership interest in the outstanding Common Shares that is the same as the Investor’s ownership percentage on the day immediately preceding the first Issuance of the Top-Up Securities in the prior fiscal quarter.

8.5

The Top-Up Right may be exercised on a quarterly basis as set out herein. Any dilution to the Common Shares legally or beneficially owned by the Investor resulting from the issuance of Top-Up Securities during a fiscal quarter of the Company will be disregarded for purposes of determining, prior to the time the Investor may exercise its Top-Up Right in respect of the issuances of Top-Up Securities during such fiscal quarter, whether the Investor has maintained the required ownership percentages pursuant to this Agreement. The Top-Up Right shall be effected through subscriptions for additional Common Shares by the Investor for a price per Common Shares equal to the volume weighted average price of the Top-Up Securities sold in the ATM Offering during the fiscal quarter (or such higher price as is the lowest price permitted under the policies of the TSX or other stock exchange) and shall be subject to acceptance by the TSX or other stock exchange requirements as may then be applicable. In the event that the approval of the TSX or other stock exchange shall be required in order to exercise a Top-Up Right, the Company shall use its reasonable best efforts to obtain such approval as promptly as practicable. Within 15 days following the end of each fiscal quarter of the Company, the Company shall send a written notice to the Investor (the “Top- Up Right Offer Notice”) specifying: (i) the number of Top-Up Securities issued during such fiscal quarter; (ii) the total number of the then issued and outstanding Common Shares; (iii) percentage ownership interest in the outstanding Common Shares at the beginning and end of such fiscal quarter; and (iv) the number of Common Shares the Investor is entitled to subscribe for pursuant to the Top-Up Right for the applicable fiscal quarter. The Investor shall have a period of 10 Business Days from the date of the Top-Up Right Offer Notice (the “Top-Up Right Notice Period”) to notify the Company in writing (the “Top-Up Right Acceptance Notice”) of the exercise, in full or in part, of its Top-Up Right. The Top-Up Right Acceptance Notice shall specify the number of Common Shares subscribed for by the Investor pursuant to the Top-Up Right. If the Investor fails to deliver a Top-Up Right Acceptance Notice within the Top-Up Right Notice Period, then the Top-Up Right of the Investor in respect of the issuances of Top-Up Securities for the applicable fiscal quarter is extinguished. If the Investor gives a Top-Up Right Acceptance Notice, the issuance of the Top-Up Securities to the Investor shall be completed as soon as reasonably practicable thereafter.

8.6

In the event that any exercise of a Participation Rights shall be subject to the approval of the Company’s shareholders under the polices of the TSX or other stock exchange, or under applicable law, the Company shall use its commercially reasonable efforts to call and convene a meeting of shareholders of the Company within 90 days. The Company shall solicit proxies from its shareholders for use at such meeting to obtain such approval.

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9	WARRANTIES

9.1	The Company represents and warrants to the Investor that each of the Warranties is true and accurate as at:

(a)	the date of this Agreement;

(b)

the First Completion (and, in respect of Warranties given as at First Completion, as if any express or implied reference in a Warranty to the date of this Agreement was replaced by a reference to the date of the First Completion); and

(c)

the Second Completion (and, in respect of Warranties given as at the Second Completion, as if any express or implied reference in a Warranty to the date of this Agreement was replaced by a reference to the date of the Second Completion).

9.2

The Company acknowledges that it has given the Warranties with the intention of inducing the Investor to enter into this Agreement and that the Investor has been induced to enter into this Agreement on the basis of and in reliance upon the Warranties. The Warranties are given to the Investor for itself in connection with the purchase of the Subscription Shares and the Warrants.

9.3

The Investor confirms that it is not aware of any matter that constitutes a breach of this Agreement or which entitles it to make a Warranty Claim and accordingly confirms that it does not contemplate making a Warranty Claim.

9.4	Each of the Warranties is without prejudice to the other Warranties and, except where expressly stated otherwise, no Clause governs or limits the extent or application of the other Clauses.

9.5	The rights and remedies of the Investor in respect of any breach of the Warranties shall continue to subsist notwithstanding any Completion.

9.6

Each of the Warranties is given subject to any matter expressly provided for in this Agreement but is otherwise subject to no qualification save that any Warranties given on the date of the Second Completion shall be qualified to the extent fairly disclosed in the Public Disclosure Record following the date of First Completion.

9.7	Without prejudice to its other rights and remedies, the Investor may not claim rescission of this Agreement following First Completion.

9.8

Where any statement in the Warranties is qualified by the expression “to the best of the knowledge, information and belief of the Company” or “so far as the Company is aware” or any similar expression, the Company shall be deemed to have the actual knowledge of the Directors and Brett Whalen, Craig Scherba and Marc Johnson and shall be deemed to include an additional statement that it has been made after due and careful enquiry by Brett Whalen, Craig Scherba and Marc Johnson (only) into the subject matter of that Warranty with each such Persons.

9.9	The Investor represents and warrants to the Company that each of the Investor Warranties is true and accurate as at:

(a)	the date of this Agreement;

(b)

the First Completion (and, in respect of Investor Warranties given as at First Completion, as if any express or implied reference in an Investor Warranty to the date of this Agreement was replaced by a reference to the date of the First Completion); and

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(c)

the Second Completion (and, in respect of Investor Warranties given as at the Second Completion, as if any express or implied reference in an Investor Warranty to the date of this Agreement was replaced by a reference to the date of the Second Completion).

9.10

The Investor acknowledges that it has given the Investor Warranties with the intention of inducing the Company to enter into this Agreement and that the Company has been induced to enter into this Agreement on the basis of and in reliance upon the Investor Warranties. The Investor Warranties are given to the Company for itself.

9.11

Each of the Investor Warranties is without prejudice to the other Investor Warranties and, except where expressly stated otherwise, no Clause governs or limits the extent or application of the other Clauses.

9.12	The rights and remedies of the Company in respect of any breach of the Investor Warranties shall continue to subsist notwithstanding any Completion.

10	COMPANY UNDERTAKINGS

10.1

The Company undertakes to use reasonable endeavours to secure the support of the shareholders of the Company for the resolution referred to in Clause 3.2(b) (the “Resolution”) without limitation, to cast (through proxies solicited for this purposes) or procure that all the votes attaching to the Common Shares (or at any adjournment or postponement of it):

(a)	against any resolution or proposal to amend the Resolution (except as may be reasonably necessary in order to ensure that the Tranche Two Condition is met);

(b)

against any other resolution, the approval of which could reasonably be expected to frustrate the purpose, postpone, prevent or delay, impede or interfere with the Resolution or the consummation of the Transaction;

(c)	in favour of the Resolution; and

(d)	in favour of any other resolution necessary for the consummation of the subscriptions for the Subscription Shares and Warrants pursuant to this Agreement.

10.2	The Company undertakes to the Investor that it shall, and the Company undertakes to the Investor to procure that each other Group Company shall:

(a)

keep proper accounting records prepared in accordance with International Financial Reporting Standards or, in the case of a Group Company not incorporated in Canada, in accordance with the generally accepted accounting principles of that jurisdiction, and shall make true and complete entries in such accounting records of all of its dealings and transactions in relation to its business;

(b)	apply the Subscription Price paid by the Investor for the Subscription Shares in accordance with Schedule 5 (Use of Proceeds), as amended or varied by the parties in writing from time to time;

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(c)

comply with all legislation, regulations, directives, codes of practice, statutory guidance, agreements or arrangements applicable to the business of the Group, including to make all required disclosures under applicable securities laws, and maintain all required consents, authorisations, licences and Permits and notify the Investor immediately if any Group Company loses any such consent, authorisation, licence or Permit or if any such consent or licence expires (and it not replaced or renewed on or prior to such expiry), if such loss or the expiry or such consent, authorisation, licence or Permit; and

(d)	not engage in any activity, practice or conduct that would constitute an offence under the Corruption of Foreign Public Officials Act (Canada) or equivalent legislation in other jurisdictions.

11	CONSENT MATTERS

11.1

The Company undertakes to the Investor that, until the earlier of Second Completion or, if Second Completion does not occur, the date on which the Investor has been paid the Minimum Payment Period Amount (as defined in the Royalty Agreement), other than where required in order to comply with the provisions of the Royalty Agreement (unless the Royalty Agreement has been terminated in accordance with its terms), it shall not and shall procure that no other member of the Group shall dispose of or otherwise Encumbrance any interest that it has (or agree or incur an obligation to do the same) in respect of:

(a)	the Molo Graphite Project;

(b)	a Project Company involved in the Molo Graphite Project;

(c)	the Material Mineral Property; or

(d)	the Graphite Permits or any of them,

in each case without first having obtained the prior written agreement of the Investor expressly for the purposes of this Clause 11.1.

11.2

The Company undertakes to the Investor that, until the earlier of Second Completion and 28 May 2021 (or earlier termination by the Company in accordance with Clause 5.2) it shall not and shall procure that no other member of the Group shall issue any equity securities, or securities exercisable, convertible or exchangeable into equity securities (including, without limitation, warrants, options and convertible loan notes), whether pursuant to a public offering (excluding, for greater certainty, the filing of a base shelf prospectus but including any prospectus supplement filed pursuant to such base shelf prospectus), a private placement or otherwise in each case without first having obtained the prior written agreement of the Investor expressly for the purposes of this Clause 11.2 unless such issue is upon the exercise or conversion of any convertible or exchangeable securities outstanding at the date hereof or is to the Investor pursuant to this Agreement.

11.3

In giving any agreement, approval, consent or waiver or refusing any agreement, opinion, approval, consent or waiver for the purposes of this Clause 11, the Investor may act entirely at its discretion and shall have no liability or responsibility whatsoever to the Company.

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11.4

The Company agrees that from the date of this Agreement until the earlier of Second Completion, 28 May 2021 or earlier termination by the Company in accordance with Clause 5.2 (the “Exclusivity Period”) neither it, nor its officers, directors, employees, agents or representatives will, directly or indirectly, make, initiate, solicit or encourage discussions, proposals, inquiries or offers from any other person relating to any strategic investment, acquisition, sale of the business, or sale of any substantial portion of the assets or securities of the Company or any Group Company or for any royalty finance (an “Alternative Transaction”) or participate in discussions or negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any person to do or seek to do any of the foregoing, and to the extent it is currently doing so, shall cease and terminate any ongoing negotiations or discussions regarding any other transaction that would constitute an Alternative Transaction.

12	BOARD OF DIRECTORS

12.1	The members of the Board immediately following the First Completion shall be as follows:

(a)	Sir Mick Davis – Chairman;

(b)	Craig Scherba – President and Chief Executive Officer;

(c)	Brett Whalen – Non-executive Director;

(d)	Robin Borley – Director;

(e)	Christopher Kruba – Director; and

(f)	Dr. David McNeely – Director.

12.2

Sir Mick Davis’ appointment as Director and Chairman of the Board shall continue, and Sir Mick David shall be entitled to be nominated as a Director and appointed as Chairman of the Board until Sir Mick Davis resigns from such directorship and/or is not re-elected by the Shareholders at a meeting of the Shareholders called to elect directors or is removed by the Shareholders under applicable law or must resign under any majority voting policy or rule applicable to the Company, provided that if Sir Mick Davis voluntarily resigns as, or is no longer legally able to hold the role of, either Chairman or Director of the Company (other than by virtue of his death or incapacity), or as a director of the Investor, the right of Sir Mick Davies to be appointed as Director or nominated as Chairman of the Board shall cease. The parties hereby designate the Investor as third-party beneficiaries of this Clause 12 having the right to enforce this Clause 12.2.

12.3

In addition to the appointment of Sir Mick Davis as a Director, the Investor will have the right at all times to nominate, for so long as the Investor owns no less than 10% of the issued Common Shares of the Company, one other Person as a non-executive Director of the Company or, where Sir Mick Davis is not then entitled to be nominated as a Director under Clause 12.2, two other Persons (each an “Investor Director”).

12.4

Any Person who is appointed or elected as an Investor Director under Clause 12.3 shall continue as a Director until such time as such Person resigns from such directorship and/or is not re-elected by the Shareholders at a meeting of the Shareholders called to elect directors or is removed by the Shareholders under applicable law or must resign under any majority voting policy or rule applicable to the Company, in which case the Investor shall be entitled to nominate another Person as a non-executive Director by way of replacement of such Person.

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12.5	Any Investor Director who is nominated must:

(a)	have experience in one or more of mining, financial markets or corporate finance (unless otherwise agreed by the Company);

(b)

meet the qualification requirements to serve as a director under the Canada Business Corporations Act (or any equivalent statute of a jurisdiction to which the Company has been continued or under which it is otherwise governed), Canadian securities laws and the TSX Listing Rules or the rules of any other stock exchange on which the Common Shares are then listed; and

(c)

provide all such information as may reasonably be required by the Company to (i) obtain all required approvals of the TSX, (ii) obtain all required approvals of any applicable regulatory body and (iii) provide all required disclosure regarding such Investor Director as may be required by securities laws.

12.6

The Investor may exercise its rights to nominate an Investor Director by giving written notice to the Company nominating such Persons from time to time to be appointed by the Company as the Investor Director, and the Company shall procure that such Person is appointed without delay (and in any event within 10 Business Days of receipt of such notice or such later time when such appointment is approved by the TSX or any other regulatory body for which such approval is required under Market Rules or applicable law) pursuant to the power of the Board to appoint additional directors between shareholder meetings or to fill a vacancy on the Board and shall not unreasonably withhold or delay its approval of and appointment of such Person as non-executive Director. If a proposed Investor Director is rejected by the Company, the TSX or any other regulatory body for which such approval is required under Market Rules or applicable law, the Investor shall be entitled to nominate another Person or Persons for appointment as an Investor Director until one such nominee is appointed as Investor Director and the foregoing provisions of this Clause 12.6 shall apply to each such further nomination.

12.7

The Company shall notify the Investor in writing promptly upon determining the date of any meeting of the Shareholders at which Directors are to be elected and, if the Investor desires to nominate an Investor Director pursuant to Clause 12.3, the Investor shall advise the Company of the name of the Investor Director that the Investor is entitled to nominate pursuant to Clause 12.3 within ten Business Days after receiving such notice. If the Investor does not advise the Company of the name of the Investor Director to be nominated within such ten Business Day period, then the Investor will be deemed to have designated the incumbent Investor Director for nomination for election at the relevant meeting of the Shareholders (unless the Investor otherwise notifies the Company within such ten Business Day period).

12.8

The Company shall, in accordance with the By-laws and subject to applicable law and the Directors’ fiduciary duties, recommend to the Shareholders that they vote to elect Sir Mick Davis and the Investor Director elected or appointed pursuant to Clause 12.3 and Clause 12.6 or such other individual as may have been designated under Clause 12.7 at the next succeeding meeting of the Shareholders at which Directors are to be elected. If the re-appointment of an Investor Director is not approved by the Shareholders at the relevant meeting of the Shareholders at which Directors are to be elected, that individual shall no longer be eligible to be appointed as an Investor Director and, for the avoidance of doubt, the Investor shall be entitled to appoint a replacement Investor Director in accordance with Clause 12.3 and Clause 12.6.

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12.9	If at any time when (a) the Investor is entitled to appoint an Investor Director but at that time Sir Mick Davis is not Chairman of the Board but the rights under Clause

12.2

are in force, (b) the Investor is entitled to appoint two Investor Directors, and such Investor Director is not, or both such Investor Directors are not, so appointed or elected, the Investor shall be entitled, in lieu of appointment of any Director whom it is entitled to appoint or nominate, to appoint an observer to the Board by notice in writing to the Company. Such observer shall enter into a confidentiality agreement in form and substance reasonably acceptable to the Company and shall not be entitled to vote on any resolution of the Board, but shall be entitled to receive the same notices and information (and at the same time) as are provided to the non-executive Directors of the Company.

12.10

The parties agree that the Investor Director shall be entitled to receive fees for the performance of his or her duties as a Director as agreed between that Investor Director and the Company but being no less than any other non-executive Director and as provided for in the By-laws.

12.11

The Company shall reimburse the Investor Director and any observer appointed pursuant to this Clause 12 for the reasonable costs and out of pocket expenses (plus VAT) incurred by him in carrying out his duties on behalf of the Group and attending meetings of Group Companies.

12.12

The disclosure by Sir Mick Davis (for so, long as he is Chairman and or a Director), any Investor Director and any observer appointed pursuant to Clause 12.9 of information concerning the Company and the Group to the Investor and the Investor’s professional advisers shall be permitted, subject to applicable law, and, where applicable, the observer agreement noted above and the Investor entering into a confidentiality agreement in form and substance reasonably acceptable to the Company, acting in good faith.

13	COSTS

Each party will bear its own costs and expenses in connection with the preparation and negotiation of this Agreement and each of the documents referred to in it.

14	PAYMENTS

14.1

Any payment to be made by the Company in respect of a Warranty Claim shall be made free and clear of all deductions, withholdings, counterclaims or set-off of any kind except for those required by law. If any sum payable by the Company under this Agreement is subject to any deductions or withholdings required by law, the Company shall pay such party such sum as will, after the deduction or withholding has been made, leave such party with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding.

14.2

If any payment required to be made under this Agreement is not made by the due date for payment, then that payment shall carry interest from the due date until the date when the payment is actually made at the rate of three per cent per annum above the base rate from time to time of Barclays Bank PLC compounded annually.

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15	FURTHER ASSURANCE

After a Completion each party shall execute such additional documents and take such other steps, in each case as the other party may reasonably require, to fulfil the provisions of this Agreement.

16	ASSIGNMENT

16.1	Subject to Clause 16.2, a party may not assign or transfer or purport to assign or transfer a right or obligation under this Agreement without having first obtained the other party’s written consent.

16.2

The Company hereby acknowledges and agrees that the Investor may, at any time, on a disposal of its Shares or Warrants to a member of the Investor’s Group, assign its rights and obligations under this Agreement to that member of the Investor’s Group forthwith upon written notice from the Investor to the Company.

17	DURATION

17.1

Without prejudice to the accrued rights of any party and except in respect of the Surviving Provisions, this Agreement shall cease and determine on the date on which the Investor and/or any of its assignees pursuant to Clause 16.2 cease to hold Shares or Warrants or cease to be the beneficial owner of Shares or Warrants provided that this Clause 17 (Duration ) shall not apply to pre-existing breaches of this Agreement, liability in respect of which shall remain.

18	NO PARTNERSHIP

Nothing in this Agreement gives rise to a partnership or joint venture between the parties or constitutes one party the agent of another.

19	CONFLICT WITH ARTICLES AND BY-LAWS

If there is a conflict between the terms of this Agreement and those of the Articles, the By-laws or the by-laws or articles of association of any of the Group Companies, the terms of this Agreement shall prevail but not so as to amend the Articles, By-laws or articles of association (as applicable).

20	CONFIDENTIALITY

20.1

Each of the parties agrees to keep secret and confidential and not to use, disclose or divulge to any third party or enable or cause any Person to become aware of (except for the purposes of the Group’s business) any Confidential Information, except that this shall not apply to:

(a)	any information which is in the public domain (otherwise than through the wrongful disclosure of any party);

(b)	any Confidential Information which they are required to disclose by law or by the rules of any regulatory body; or

(c)

any Confidential Information that is permitted to be disclosed and is disclosed in accordance with Clause 12.12 or that is disclosed pursuant to another confidentiality agreement with the Company, in which case such agreement shall govern the use and disclosure of such information.

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20.2	Each party shall ensure that any Person to which it discloses information is made aware of the obligations of confidentiality contained in Clause 20.1.

21	ANNOUNCEMENTS

Except for the Announcement in the agreed form and as required by law or by any securities exchange or regulatory or governmental authority to which a party is subject (wherever situated), no announcement or statement in relation to this Agreement shall be made save with the prior written consent of the Investor, not to be unreasonably withheld.

22	ENTIRE AGREEMENT

This Agreement and the documents referred to in it together constitute the whole agreement between the parties and, subject as expressly provided to the contrary in this Agreement, supersede all previous negotiations, agreements and understandings, written and oral, between the parties relating to the subject matter of this Agreement.

23	VARIATION

This Agreement may only be amended by agreement in writing between the parties.

24	WAIVER

No failure or delay by a party to exercise any right or remedy provided under this Agreement or by law shall constitute a waiver of that or any other right or remedy, nor shall it preclude or restrict the further exercise of that or any other right or remedy. No single or partial exercise of such right or remedy shall preclude or restrict the further exercise of that or any other right or remedy.

25	CUMULATIVE RIGHTS

The rights and remedies provided in this Agreement are cumulative and not exclusive of any other rights or remedies.

26	INVALIDITY

26.1

If a provision of this Agreement is held to be invalid, illegal or unenforceable, in whole or in part, under an enactment or rule of law, it shall to that extent be deemed not to form part of this Agreement and the enforceability of the remainder of this Agreement shall not be affected.

26.2	If a provision of this Agreement is held to be invalid, illegal or unenforceable, such provision shall apply with the minimum modification necessary to make it valid, legal and enforceable.

27	COMMUNICATIONS

27.1	Save in relation to Clause 5.1, all communications between the parties with respect to this Agreement shall be in writing and shall:

(a)

be delivered by hand, or sent by first-class prepaid post (or airmail) to the address of the relevant party as set out in this Agreement or to another address in the UK or Canada which the addressee notifies for the purpose of this Clause 27 (Communications ); or

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(b)	be sent by electronic mail to the email address stated below or as notified for the purpose of this Clause 27 (Communications ).

27.2	In the absence of evidence of earlier receipt, communications shall be deemed to have been received as follows:

(a)	(if sent by post within the UK or Canada) two Business Days after posting;

(b)	(if sent by post outside the UK or outside Canada) five Business Days after posting;

(c)	(if delivered by hand) on the day of delivery, if delivered at least two hours before the close of business hours on a Business Day, and otherwise on the next Business Day; and

(d)	(if sent by electronic mail) upon the generation of a receipt notice by the recipient’s server, or if such notice is not so generated, upon delivery to the recipient’s server.

27.3	For the purposes of this Clause 27 (Communications ), “business hours” means between the hours of 9.00 am and 6.00 pm inclusive, in the place which it is received.

27.4

In proving service it shall be sufficient to prove that personal delivery was made, or that the envelope containing the notice was properly addressed and stamped and placed in the post, or that the email was properly addressed and transmitted by the sender’s server into the network and there was no apparent error in the operation of the sender’s electronic mail system, as the case may be.

27.5

Communications addressed to the Investor which are delivered or sent in accordance with Clause 27.1, shall be marked for the attention of Sir Mick Davis with a copy (which shall not constitute notice) to be sent by email to Alexander Keepin at Bryan Cave Leighton Paisner LLP (Alexander.Keepin@bclplaw.com).

27.6	The email addresses referred to in Clause 27.1 are:

(a)	in the case of the Investor: [REDACTED - EMAIL ADDRESS - CONFIDENTIAL]; and

(b)	in the case of the Company: [REDACTED - EMAIL ADDRESS - CONFIDENTIAL].

28	TIME OF THE ESSENCE

Time shall be of the essence of this Agreement both as to any time, date or period mentioned in this Agreement and to any time, date or period substituted by agreement of the parties.

29	LIABILITY

The liability of each of the parties under this Agreement shall be several and not joint and several.

30	COUNTERPARTS

30.1	This Agreement may be executed in a number of counterparts and by the parties on different counterparts, but shall not be effective until each party has executed at least one counterpart.

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30.2	Each counterpart, when executed, shall be an original, but all the counterparts together constitute the same document.

31	GOVERNING LAW AND JURISDICTION

31.1	This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of Ontario and the laws of Canada applicable therein.

31.2

Any and all disputes arising under this Agreement, whether as to interpretation, performance or otherwise, shall be subject to the non-exclusive jurisdiction of the courts of the Province of Ontario and each of the parties hereto hereby irrevocably attorns to the jurisdiction of the courts of such Province.

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Schedule 1

The Group Part 1

The Company

Name:	NextSource Materials INC.

Registered number:	1055709-9

Date and place of continuance:	27 December 2017, Canada

Registered office:	130 King Street West, Exchange Tower Suite 1940, Toronto, Ontario, Canada, M5X2A2

Directors and secretary:	Brett Whalen – (director) Craig Scherba – (director) Robin Borley – (director) Christopher Kruba – (director) Dr. David McNeely – (director) Marc Johnson – (secretary)
Issued share capital:	598,795,313 common shares of no par value

(Class, £ and no.)

Accounting reference date:	30 June

Options, warrants and other convertible rights:	options, warrants and RSUs for an aggregate of 72,602,702 Common Shares and comprising the following:

Options:	22,100,000

Warrants:	45,328,278

RSUs:	5,174,424

Mortgages, charges and other security:	Nil

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Part 2

The Subsidiaries

Name:	2391938 Ontario Inc.

Registered number:	2391938

Date and place of incorporation:	15 October 2013, Ontario, Canada

Registered office:	130 King Street West, Exchange Tower Suite 1940, Toronto, Ontario, Canada, M5X2A2

Directors and secretary:	Craig Scherba

Issued share capital:	10 common shares

(Class, £ and no.)

Registered Shareholder(s)	NextSource Materials INC.

Accounting reference date:	30 June

Options, warrants and other convertible rights:	Nil

Mortgages, charges and other security:	Nil

Name:	NextSource Materials (Mauritius) Ltd.

Registered number:	C076323

Date and place of incorporation:	6 December 2007, Mauritius

Registered office:	33 Edith Cavell Street, Port-Louis, 11324, Mauritius

Directors and secretary:	Craig Scherba, Marc Johnson, Naushad Ally Sohoboo

Issued share capital:	2

(Class, £ and no.)

Registered Shareholder(s)	NextSource Materials INC.

Accounting reference date:	30 June

Options, warrants and other convertible rights:	Nil

Mortgages, charges and other security:	Nil

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Name:	NextSource Graphite (Mauritius) Ltd.

Registered number:	C106367

Date and place of incorporation:	15 November 2011, Mauritius

Registered office:	33 Edith Cavell Street, Port-Louis, 11324, Mauritius

Directors and secretary:	Craig Scherba, Marc Johnson, Naushad Ally Sohoboo

Issued share capital:	4

(Class, £ and no.)

Accounting reference date:	30 June

Registered Shareholder(s)	NextSource Materials (Mauritius) Ltd.

Options, warrants and other convertible rights:	Nil

Mortgages, charges and other security:	Nil

Name:	NextSource Minerals (Mauritius) Ltd.

Registered number:	C079631

Date and place of incorporation:	16 April 2008, Mauritius

Registered office:	33 Edith Cavell Street, Port-Louis, 11324, Mauritius

Directors and secretary:	Craig Scherba, Marc Johnson, Naushad Ally Sohoboo

Issued share capital:	100

(Class, £ and no.)

Registered Shareholder(s)	NextSource Materials (Mauritius) Ltd.

Accounting reference date:	30 June

Options, warrants and other convertible rights:	Nil

Mortgages, charges and other security:	Nil

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Name:	ERG Madagascar Ltd. SARLU

Registered number:	RCS Antananarivo 2012 B 00242

Date and place of incorporation:	27 March 2012, Madagascar

Registered office:	Box 24, Immeuble Mining Business Center, Mamory Ivato, Antananarivo, Madagascar 105

Directors and secretary:	Craig Scherba, Marc Johnson, Lydia Rafidinarivo Boarlaza

Issued share capital:	100

(Class, £ and no.)

Registered Shareholder(s)	NextSource Graphite (Mauritius) Ltd.

Accounting reference date:	30 June

Options, warrants and other convertible rights:	Nil

Mortgages, charges and other security:	Nil

Name:	NextSource Materials (Madagascar) SARLU

Registered number:	RCS Antananarivo 2007 B 01150

Date and place of incorporation:	17 December 2007, Madagascar

Registered office:	Box 24, Immeuble Mining Business Center, Mamory Ivato, Antananarivo, Madagascar 105

Directors and secretary:	Craig Scherba, Marc Johnson, Lydia Rafidinarivo Boarlaza

Issued share capital:	100

(Class, £ and no.)

Registered Shareholder(s)	NextSource Materials (Mauritius) Ltd.

Accounting reference date:	30 June

Options, warrants and other convertible rights:	Nil

Mortgages, charges and other security:	Nil

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Name:	NextSource Minerals (Madagascar) SARLU

Registered number:	RCS Antananarivo 2008 B 00806

Date and place of incorporation:	31 July 2008, Madagascar

Registered office:	Box 24, Immeuble Mining Business Center, Mamory Ivato, Antananarivo, Madagascar 105

Directors and secretary:	Craig Scherba, Marc Johnson, Lydia Rafidinarivo Boarlaza

Issued share capital:	100

(Class, £ and no.)

Registered Shareholder(s)	NextSource Minerals (Mauritius) Ltd.

Accounting reference date:	30 June

Options, warrants and other convertible rights:	Nil

Mortgages, charges and other security:	Nil

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Schedule 2

Exchange deliverables

Part A – Investor exchange deliverables

On the date of this Agreement, the Investor shall deliver to the Company the Royalty Agreement, duly executed by the Investor.

Part B – Company exchange deliverables

On the date of this Agreement, the Company shall deliver to the Investor:

(a)

the Royalty Agreement, duly executed by each of ERG (Madagascar) LTD. SARLU (as graphite holder), NextSource Minerals (Madagascar) SARLU (as vanadium grantor) and each of NextSource Materials Inc, NextSource Graphite (Mauritius) Limited, NextSource Minerals (Mauritius) Limited, NextSource Materials (Mauritius) Ltd (as guarantors) to the Investor;

(b)	the Irrevocable Undertakings, duly executed by the Core People; and

(c)	the Lock-Up Agreements, duly executed by the Core People.

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Schedule 3

The Warranties

1	Capacity

(a)

The Company is a corporation validly incorporated and existing under the laws of Canada. Each Group Company has been duly incorporated and validly exists as a body corporate under the laws of its jurisdiction of incorporation.

(b)

The Company and each Group Company has the right, power and capacity to own, lease and operate the properties and assets which it owns, leases and operates and to carry on its activities in the ordinary and usual course of its business as presently conducted.

(c)

The Company has the requisite power and authority, and all necessary corporate action has been taken by it, to execute and deliver this Agreement and, provided the Tranche Two Condition is satisfied, to perform its obligations under this Agreement (including the issue of the Subscription Shares and Warrants and the entry into the Royalty Agreement) and to consummate the transactions contemplated hereby without any further sanction or consent by Shareholders of the Company or any class of them, and all other authorisations, approvals, consents and licences required for the entering into of this Agreement and the performance of all obligations hereunder, and no limitation on any Group Company’s powers will be exceeded as a result of its entering into this Agreement and the documents referred to in it.

(d)	This Agreement constitutes valid, legal and binding obligations of the Company, enforceable against the Company in accordance with its terms.

(e)

The entry by the Company into and, provided the Tranche Two Condition is satisfied, the performance of this Agreement and each document referred to in it, and the performance by it of its obligations in connection with the issue of the Subscription Shares, the Warrants and the Royalty Agreement:

(i)	are within the powers of the Company and its directors without the need for any sanction or consent by the Shareholders of the Company or any class of them or any other Person;

(ii)	comply and will comply with its constitutional documents and all applicable laws and regulations applicable to the Company; and

(iii)

will not infringe, conflict with or result in a breach or violation or constitute a default under, whether after notice or lapse of time or both, (i) any borrowing limits, or any power, restrictions, or term of any contract, debenture, security, obligation, commitment or arrangement of any Group Company or any of its properties, revenues or assets, (ii) any statute, rule or regulation applicable to the Company or any Group Company, including the Market Rules, (iii) the constating documents or resolutions of the directors (including any committees there) or shareholders of the Company or any Group Company, (iv) any Permit (v) any judgement, decree or order binding the Company or any Group Company or their properties or assets.

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(f)

Provided the Tranche Two Condition is satisfied, the issue and listing on the TSX and OTCQB of the Subscription Shares and, upon exercise of any Warrants, the Common Shares underlying such Warrants will comply with all agreements to which any Group Company is a party or by which any such member is bound and will comply with the Market Rules and all other relevant laws and regulations applicable to any Group Company.

(g)

The Company will use commercially reasonable efforts to obtain the conditional approval of the TSX of the issuance of the Subscription Shares and the Warrants and the listing of the Subscription Shares and the Common Shares underlying the Warrants prior to the First Completion.

2	Share capital and Group information

(a)

As at the date of this Agreement, the authorised capital of the Company consists of an unlimited number of Common Shares of no par value of which 598,795,313 Common Shares are validly issued as fully paid and non-assessable.

(b)

The Company’s direct or indirect percentage ownership of the outstanding shares of each Group Company is accurately disclosed in the Public Disclosure Record and all such shares are legally and beneficially owned, directly or indirectly, by the Company, free and clear of all Encumbrances, and all of such shares have been duly authorised and validly issued and are outstanding as fully paid and non- assessable and no Person has any right, agreement or option for the purchase from the Company of any interest in any of such shares or for the issue or allotment of any unissued shares in the capital of any Group Company or any other security convertible into or exchangeable for any such shares.

(c)	There are no Encumbrances over or in relation to the Subscription Shares.

(d)

The Common Shares (including, from the applicable Completion, the applicable Subscription Shares) are freely transferable in accordance with the Articles, the By- laws and the Market Rules, subject to restrictions under Canadian securities laws applicable to control persons.

(e)

The Subscription Shares (and the Common Shares underlying the Warrants) will, as from the date of their issue, be fully paid and non-assessable and be freely transferable with the rights and subject to the Articles and subject to restrictions under Canadian securities laws applicable to control persons.

(f)	The Subscription Shares, upon issuance, will not be issued in violation of or subject to any pre-emptive, participation or other contractual rights to purchase securities issued by the Company.

(g)

The Company has the power and authority to issue the Tranche One Subscription Shares and, provided the Tranche Two Condition is satisfied, will have the power and authority to issue the Tranche Two Subscription Shares and the Common Shares underlying the Warrants and to perform its obligations under this Agreement and all arrangements relating to the transactions contemplated by this Agreement without any further authorisation, sanction or consent by the Shareholders of the Company or any class of them or any other Person and, subject as aforesaid, including that the Tranche Two Condition is satisfied, there is no authorisation, approval, consent or licence required by the Company or the Investor for the issue of the Subscription Shares and the Common Shares underlying the Warrants and the entry into and performance of this Agreement, which has not been unconditionally and irrevocably obtained and remains and will at all times remain in full force and effect.

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(h)

None of the owners or holders of any of the share capital of any Group Company has any rights, in his or its capacity as such, in relation to the Group other than as set out in the laws applicable to the Group Company and its securityholders, the Articles, the By-laws, or the articles of association or other constitutional documents of such Group Company (as applicable) and the Public Disclosure Record.

(i)

Other than pursuant to this Agreement, no holder of outstanding securities of the Company will be entitled to any pre-emptive or any similar rights to subscribe for any Common Shares or other securities of the Company and no rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares in the capital of any Group Company are outstanding, other than the securities reserved for issuance pursuant to outstanding options and warrants detailed in Schedule 1 (The Group ) as at the date of this Agreement.

(j)

The information provided in Schedule 1 (The Group ) is true and accurate in all respects as of the date of this Agreement. The Subsidiaries are the only subsidiaries of the Company and/or any other member of the Group and no Group Company has agreed to acquire an interest in or merge or consolidate with, a corporate body or any other Person.

3	Public documents and Canadian Securities Laws

(a)

No order ceasing or suspending trading in securities of the Company nor prohibiting the sale of such securities is outstanding against the Company or any of its directors, officers or promoters and no investigations or proceedings for such purposes are, to the Company’s knowledge, pending or threatened and the Company has not taken any action which would reasonably be expected to result in the delisting or suspension of the Common Shares on or from trading on the TSX and/or OTCQB.

(b)

The currently issued and outstanding Common Shares are listed on the TSX and OTCQB and the Company is in compliance in all material respects with the TSX Listing Rules, the by-laws, rules and regulations of the OTCQB and securities laws of applicable to the TSX and the OTCQB and, to the knowledge of the Company, no securities or regulatory investigation is underway or has been threatened, nor is there any current engagement with the TSX or OTCQB as to any potential delisting or delisting review, whether threatened or under way.

(c)

There is not presently any material change relating to the Company or change in any material fact, which has not been or will not be fully disclosed in accordance with the requirements of the rules of TSX and/or OTCQB and no such disclosure has been made on a confidential basis.

(d)

All statements of fact contained in the Public Disclosure Record were, when made, and save to the extent corrected or superseded (including though the passage of time) in a subsequent such announcement remain, true and accurate and not misleading and all statements of opinion, intention and expectation contained in them were made on reasonable grounds after due and proper consideration and having regard to all information then available to the Company.

(e)

The Company has complied and will continue to comply with its obligations under the Market Rules and with its continuous disclosure obligations under the securities laws of the Province of Ontario. Without limiting the generality of the foregoing, there is no material fact or material change, and there has not occurred any Material Adverse Change, which has not been publicly disclosed and the information and statements in the Public Disclosure Record were true and correct, in all material respects, as of the respective dates of such information and statements and at the time such documents were filed, did not contain any misrepresentations, and the Company has not filed any confidential material change reports which remain confidential as at the date hereof. The Company is not aware of any circumstances presently existing under which liability is or would reasonably be expected to be incurred under Part XXIII.1 – Civil Liability for Secondary Market Disclosure of the Securities Act (Ontario).

35

(f)

Other than in respect of the terms of this Agreement, the Company is not aware (having made all reasonable enquiries) of any non-public fact or circumstance: (i) that, if made public, would be expected to have a material effect upon the market price of the Common Shares or upon the Company and/or the Group, or (ii) which would require it to make a public announcement under the Market Rules or any other applicable law and regulations.

(g)

The issue of the Tranche One Subscription Shares and, subject to the Tranche Two Condition being satisfied, the issue of the Tranche Two Subscription Shares, the Warrants and the Common Shares underlying the Warrants pursuant to this Agreement complies in each case with the TSX Listing Rules and has been conditionally approved by the TSX.

(h)	The Company is a “reporting issuer”, not included in a list of defaulting reporting issuers maintained by the securities regulators in Canada.

4	Financial Information

(a)

The Accounts have been prepared in accordance with all applicable laws and on a proper and consistent basis in accordance with International Financial Reporting Standards and have been audited in accordance with applicable standards of standard accountancy practices and all applicable financial standards and give a true and fair view of the financial position of the Group and profits and cash flow of the Group for the period ended on the Accounts Date.

(b)

The Interim Accounts have been prepared on a basis consistent with the Accounts in accordance with International Financial Reporting Standards (except so far as inappropriate in respect of the preparation of interim financial results) and fairly present the financial position of the Group and profits and cash flow of the Group for the period in respect of which they were prepared.

5	Financial position

(a)	Since the Accounts Date, except for this Agreement and the Royalty Agreement, and save as fairly disclosed in the Public Disclosure Record before the date of this Agreement:

(i)	the business of the Group has been carried on in the ordinary and usual course and in the same manner as before that date;

(ii)	there has been no material adverse change, nor any development likely to give rise to a material adverse change, in the financial position or prospects of the Group;

(iii)

no Group Company has acquired or disposed of or agreed to acquire or dispose of any business or any material asset or assumed or acquired any liabilities (including contingent liabilities) other than in the ordinary and usual course of business;

36

(iv)	no Group Company has entered into any contracts or commitments of a long-term or unusual nature;

(v)

no material contract (including contracts entered into in the ordinary course of business) to which any Group Company is a party has been terminated or, which falling due for renewal, has not been renewed, and no Group Company has received notice or otherwise has reason to believe that any such contract will be terminated or not renewed when due for renewal; and

(vi)	no Group Company has incurred any material liability for Taxation of whatsoever nature otherwise than in the ordinary course of business.

(b)	No Group Company has any off-balance sheet financing, investment or liability.

(c)	No group Company has any material outstanding borrowings other than as fairly disclosed in the Public Disclosure Record.

(d)	No Group Company has given any guarantee, indemnity or other security to support the obligations of any third party.

(e)

Except for this Agreement and the transactions contemplated herein, no Group Company has any off-balance sheet financing, transaction, arrangement, investment, obligation (including contingent obligations) or liability which are required to be disclosed and are not disclosed or reflected in the Accounts or the Interim Accounts.

(f)

Neither the creation and issue of the Subscription Shares nor the performance of this Agreement by the Company will infringe any borrowing limits, or any power, restrictions, or term of any contract, debenture, security, obligation, commitment or arrangement of any Group Company or any of its properties, revenues or assets.

6	The Business

(a)

The Group carries insurance cover at the levels and for the risks normally insured against by Persons of similar size in the Canadian public markets carrying on the same or similar business as that carried on by the Group and, so far as the Company is aware, there are no circumstances which could render any of such insurances void or voidable and there is no material insurance claim made or outstanding by or against any Group Company or, so far as the Company is aware, pending or threatened, and all due premiums in respect thereof have been paid.

7	Contracts and arrangements

(a)

The Company is not aware of the invalidity of or grounds for rescission, avoidance or repudiation of any agreement or other transaction to which any Group Company is a party and which is material to the business and/or financial position of the Group, and no Group Company has received notice of any intention to terminate any such agreement or repudiate or disclaim any such transaction.

(b)

No event has occurred, is subsisting or, so far as the Company is aware, is about to occur which constitutes or would constitute a default, or result in the acceleration by reason of default, of any obligation under any agreement, undertaking, instrument or arrangement to which any Group Company is a party or by which any Group Company or any of its properties, revenues or assets are bound which would, or might reasonably in any such case, have a material adverse effect on the business, assets, or financial position or prospects of the Group.

(c)	Except under applicable law, no Group Company is in any way liable (including on a contingent basis) in respect of the obligations or activities of any other company or Person whatsoever.

37

8	Licences

(a)

All licences, Permits, registrations, consents, other permissions and approvals and arrangements required for carrying on the businesses now carried on by the Group (“Licences”) have been obtained or are in place and are valid, subsisting, in good standing and in full force and effect and the terms and conditions of such Licences have been complied with by the Group in all material respects and, so far as the Company is aware, there are no circumstances which indicate that any such Licence may be revoked or incapable of renewal, in whole or in part.

(b)

A Group Company is the sole legal and beneficial owner of, and has good and marketable title to, the Permits and no other property rights (including surface or access rights) are necessary for the conduct of the business of the Group as currently conducted. Neither the Company nor any Group Company knows of any claim or basis for any claim that would reasonably be expected to adversely affect the right of the Group to use, transfer, access or otherwise exploit such property rights included in the Permits; and, except as disclosed in the Public Disclosure Record, neither the Company nor any Group Company has any responsibility or obligation to pay any commission, royalty, licence fee or similar payment to any Person with respect to the property rights thereof. Except pursuant to the Royalty Agreement, no Group Company has entered into or purported to enter into any binding agreement or arrangement to sell, transfer, assign or create a Encumbrance over the Permit or any part thereof to any third party.

(c)

The Permits are valid, exclusive, subsisting and enforceable by the Group Companies party thereto and all terms and conditions applicable to such Permits have been complied with in all material respects and all payments due from any Group Company under or in respect of any of the Permits have been paid.

(d)

So far as the Company is aware no event has occurred and is subsisting or, is about to occur (including without limitation in respect of this Agreement and the Subscription Shares, Warrants and the Royalty Agreement) which constitutes or would constitute a material default under, or result in the acceleration by reason of default of, any obligations under any of the Licences and/or the Permits or which constitutes or would constitute a termination event under any of the Licences and/or the Permits.

(e)

The Company is not aware of any pending or threatened action, suit, claim or proceeding against the Company or any Group Company before any court, governmental or administrative agency or body or arbitrator or any likely cause of any such action, suit, claim or proceeding which, if successful, would limit, revoke, cancel, suspend or cause not to be renewed any of the Licences and/or the Permits.

(f)

There are no outstanding obligations under the Permits and/or any Licences which, if not satisfied, may have or may cause negative consequences for the status of the Permits and/or any Licences or for any of the Group Companies, and no Group Company has received any notice of the modification, revocation or cancellation of, or any intention to modify, revoke or cancel, or any proceeding or investigation relating to the modification, revocation or cancellation of, or alleging non- compliance with, any Licence and/or the Permits.

38

9	Mineral Property

(a)

Save as disclosed in the Public Disclosure Record, a Group Company has good title to the material assets of the Group that are disclosed in the Public Disclosure Record, free and clear of all material Encumbrances.

(b)	The Material Mineral Property and the related applicable Property Rights are accurately described in the Public Disclosure Record.

(c)

All assessments or other work required to be performed in relation to the Property Rights in order to maintain each Group Company’s respective interests therein, if any, have been performed to date and each Group Company has complied in all material respects with all applicable governmental laws, regulations and policies in this regard as well as with regard to legal, contractual obligations to third parties in this regard and all Property Rights are in good standing in all material respects.

(d)

There are no legal claims or actions with respect to indigenous rights currently outstanding, or to the knowledge of the Company, threatened or pending, with respect to the properties of the Group. To the knowledge of the Company, there are no material land entitlement claims having been asserted or any legal actions relating to indigenous issues having been instituted with respect to the properties of the Group, and no material dispute in respect of the properties of the Group with any local community or indigenous group exists, has been threatened or is imminent.

10	Taxation

(a)

Each Group Company has duly within any applicable time limit made all returns and computations, given all notices and supplied all other material information required by law to be supplied to any Taxation Authority and all such information was when given and remains true and accurate in all material respects and was made on a proper basis and there are no outstanding Taxation matters which are or, so far as the Company is aware, are likely to become the subject of dispute with any Taxation Authority and which would or might be material to the Group.

(b)

No Group Company has received any written assessment or other notification from any Taxation Authority to the effect that such company has incurred any liability in respect of any Taxation in respect of the period since the Accounts Date, other than any such liabilities arising in the ordinary course of business of the relevant Group Company since that date and, so far as the Company is aware, no such liability (other than as aforesaid) has been incurred by any Group Company.

(c)	Each Group Company has duly paid all Taxation for which a liability and the due date for payment of such liability has arisen.

11	Litigation

(a)	No Group Company, nor any other Person for whose acts or defaults any Group Company may be vicariously liable, is engaged in any litigation, arbitration, prosecution or other legal proceedings.

(b)	No litigation, arbitration, prosecution or other legal proceeding is pending or to the knowledge of the Company threatened against any Group Company.

(c)

There is no claim against any Group Company nor, to the knowledge of the Company, is there any fact likely to give rise to such a claim, which in any such case may have or has had in the 12 months preceding the date hereof a significant effect on the financial position or prospects of the Group.

39

(d)	No Group Company is aware of any violations or breaches of anti-corruption laws or regulations by any of its employees.

(e)

There is no outstanding judgment, order, decree or decision of any court or tribunal, or arbitral award of any arbitrator, against any Group Company or any Person for whose acts or defaults any Group Company may be vicariously liable.

12	Insolvency and judgments

(a)

No Group Company has taken any action, nor have any other steps been taken or legal proceedings started or threatened against any Group Company for its administration, winding-up, provisional winding-up or dissolution, or for any Group Company to enter into any arrangement or composition for the benefit of creditors, or for the appointment of a receiver, administrator, administrative receiver, provisional liquidator, trustee or similar officer of any Group Company or its respective interests, properties, revenues or assets. There is no unfulfilled or unsatisfied judgment or court order outstanding against any Group Company.

(b)	No Group Company is an insolvent person within the meaning of the Bankruptcy and Insolvency Act (Canada).

13	Related parties

(a)

Save as referred to in the Public Disclosure Record, since the Accounts Date no Group Company has paid or made any payment or transferred to its shareholders any dividend, bonus, loan or other distribution or entered into any transaction with a related party which would require disclosure in the next annual financial statements of the Company.

14	Records and filings

(a)

The register of members and other statutory books and registers of each Group Company have been properly kept and no notice or allegation that any of the same is incorrect or should be rectified has been received by any Group Company.

(b)

All returns and particulars, resolutions and other documents required to be filed with or delivered to any registry or authority in each Group Company’s relevant jurisdiction of incorporation have been properly and correctly made up and duly filed or delivered by or on behalf of each Group Company.

15	Compliance with laws and regulation

(a)

Neither any Group Company nor any of its officers (acting in their capacity as such) has committed or is liable for any criminal, illegal, unlawful or unauthorised act or breach of any obligation or duty (whether imposed by or pursuant to statute, contract, memorandum and articles of association or otherwise) which is reasonably likely to lead to any material future liability or punishment of any Group Company, and no claim that any such officer or company has committed any such act or breach, or is liable, remains outstanding.

(b)

No Group Company has received notification that any investigation or inquiry is being or will be, conducted by any governmental regulatory authority in respect of the affairs of any Group Company and the Company is not aware of any circumstances which would give rise to any such investigation or inquiry.

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(c)

Each Group Company has conducted and is conducting its business in compliance with the laws and regulations of those countries where it operates including those in respect of anti-corruption, anti-bribery and any economic, financial, political, legal and other sanctions.

(d)

The Company is not aware of any proposed legislation, regulation or policy, which it anticipates will materially and adversely affect the business, affairs, operations, assets, liabilities (contingent or otherwise) or prospects of the Group taken as a whole.

(e)

No Group Company is a party to any agreement, arrangement or concerted practice or is carrying on any practice which in whole or in part contravenes or is invalidated by any anti-trust, anti-monopoly, competition, fair trading, consumer protection or similar legislation in any jurisdiction where any member of the Group is established or in respect of which any filing, registration or notification is required or is advisable pursuant to such legislation (whether or not the same has in fact been made).

(f)

At all times since the Accounts Date, no Group Company nor any of their respective directors, officers, or employees nor, to the knowledge of the Company, any agent or other Person associated with or acting on behalf of any Group Company has:

	(I)	used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity;

(ii)

made or taken an act in furtherance of an offer, promise or authorisation of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organisation, or any Person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office;

(iii)

violated or is in violation of any provision of the Corruption of Foreign Public Officials Act (Canada), as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Corruption of Foreign Public Officials Act (Canada), or any other applicable anti-bribery or anti-corruption laws; or

(iv)

made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. Each Group Company has instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(g)

The operations of each Group Company are and have been conducted at all times in compliance in all material respects with applicable financial record keeping and reporting requirements, including those of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), as amended, the applicable anti- money laundering statutes of all jurisdictions where any Group Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving any Group Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

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(h)

No Group Company nor any of their respective directors or officers nor, to the knowledge of the Company or the Directors, any employees, agent or other Person associated with or acting on behalf of any Group Company is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked Person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is any Group Company located, organised or resident in a country, region or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”).

(i)

For the past five years, each Group Company has not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(j)

Neither the Company nor any member of the Group, nor any director, officer, or employee, nor, to the knowledge of the Company or its Directors, any agent or representative of the Company or of any member of the Group, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorisation or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organisation, or any Person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its Subsidiaries and Affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

16	Scientific and Technical Information

(a)

The Company is in compliance with the provisions of NI 43-101 in all material respects and has filed all technical reports in respect of the Projects required thereby, which technical reports remain current as at the date hereof.

(b)	The Technical Report complies in all material respects with the requirements of NI 43-101.

(c)

The Company made available to the authors of all technical reports, prior to the issuance thereof, for the purpose of preparing such reports, all information requested by them and none of such information contained any misrepresentation at the time such information was provided.

(d)

The information set forth in the Public Disclosure Record relating to scientific and technical information, including the mineral resource estimates for the Projects have been prepared in material compliance with NI 43-101.

(e)

The method of estimating the mineral resources has been verified by mining experts who are “qualified persons” (within the meaning of NI 43-101), all material assumptions underlying the mineral resource estimates are reasonable and appropriate, the information upon which the estimates of mineral resources were based, was, at the time of delivery thereof, complete and accurate in all material respects and there have been no material changes to such information since the date of delivery or preparation thereof.

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17	Environmental Laws

(a)

Each Group Company has complied with all applicable supra-national, national, federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgements, orders, decrees, permits, concessions, grants, licences, agreements or governmental restrictions relating to the protection of the environment (including, without limitation, human, animal and plant life, ambient air, surface water, ground water, or land), the protection of property and proprietary rights or for the compensation of harm to the environment whether by clean-up, remediation, containment or other treatment or the payment of monies to any competent authority (“Environmental Laws”).

(b)

Each is in possession of all relevant consents, or other authorisations relating to Environmental Laws (together the “Consents”) and has complied with all conditions of such Consents; and, so far as the Company is aware, there are no facts or circumstances entitling a regulatory agent to revoke, vary or not renew any of the Consents.

(c)

There are no material pending or, so far as the Company is aware, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigation or proceedings relating to any Environmental Laws against the Company or any other Group Company. So far as the Company is aware, there are no events, facts or circumstances that have formed, or might reasonably be expected to form, the basis of any order, decree, plan or agreement for clean-up or remediation, or any action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any Group Company relating to Environmental Laws.

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Schedule 4

The Investor Warranties

1	Capacity

(a)	The Investor is a corporation validly incorporated and existing under the laws of Guernsey.

(b)

The Investor has the requisite power and capacity, and all necessary corporate action has been taken by it, to execute and deliver this Agreement, to perform its obligations under this Agreement (including the purchase of the Subscription Shares and Warrants and the entry into the Royalty Agreement) and to consummate the transactions contemplated hereby without any further sanction or consent by members of the Investor or any class of them, and all other authorisations, approvals, consents and licences required for the entering into of this Agreement and the performance of all obligations hereunder, and no limitation on the Investor’s powers will be exceeded as a result of its entering into this Agreement and the documents referred to in it.

(c)	This Agreement constitutes valid, legal and binding obligations of the Investor, enforceable against the Investor in accordance with its terms.

(d)

The entry by the Investor into and performance of this Agreement and each document referred to in it, and the performance by the Investor of its obligations in connection with the purchase of the Subscription Shares, the Warrants and the Royalty:

(i)	are within the powers of the Investor and its directors without the need for any sanction or consent by members of the Investor or any class of them or any other Person;

(ii)	comply and will comply with its constitutional documents and all applicable laws and regulations applicable to the Investor; and

(iii)

will not infringe, conflict with or result in a breach or violation or constitute a default under, whether after notice or lapse of time or both, (i) any borrowing limits, or any power, restrictions, or term of any contract, debenture, security, obligation, commitment or arrangement of the Investor or any of its properties, revenues or assets, (ii) any statute, rule or regulation applicable to the Investor, (iii) the constating documents or resolutions of the directors (including any committees there) or shareholders of the Investor, or (iv) any judgement, decree or order binding the Investor or its properties or assets.

2	Securities Law Matters

(a)	The Investor is not resident in Canada and is not acquiring the Subscription Shares or the Warrants for the account or benefit of a Person in Canada.

(b)

The Investor is not a “U.S. Person” (as such term is defined in Regulation S under the U.S. Securities Act and is not acquiring the Subscription Shares and the Warrants for the account or benefit of a U.S. Person or a Person in the United States. The Subscription Shares and the Warrants have not been offered to the Investor in the United States, and the individuals making the order to purchase the Subscription Shares and the Warrants and executing and delivering this Agreement on behalf of the Investor were not in the United States when this Agreement was executed and delivered.

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(c)

The Investor has not received or been provided with a prospectus, offering memorandum (within the meaning of Canadian securities laws) or any sales or advertising literature in connection with the Offering or any document purporting to describe the business and affairs of the Company or the Group which has been prepared for review by prospective purchasers to assist in making an investment decision in respect of the Subscription Shares and Warrants, and the Investor’s decision to subscribe for the Subscription Shares and Warrants was not based upon, and the Investor has not relied upon, any oral or written representations as to facts made by or on behalf of the Company, or any employee, agent or Affiliate thereof or any other Person associated therewith, except as set forth herein. The Investor’s decision to subscribe for the Subscription Shares and Warrants was based solely upon this Agreement and any information about the Company which is publicly available (any such information having been obtained by the Investor without independent investigation or verification by the Company). In purchasing the Subscription Shares and Warrants, the Investor has relied solely upon this Agreement and publicly available information relating to the Company, not upon any verbal or written representation as to any fact or otherwise made by or on behalf of the Company or any of its directors, officers, employees, agents or representatives.

(d)	The Investor represents that:

	(i)	it is subscribing for the Subscription Shares and the Warrants as principal for its own account and not for the benefit of any other Person;

	(ii)	it understands that the Subscription Shares and the Warrants are being offered on a “private placement” basis exempt from the prospectus requirement under Canadian securities laws; and

(iii)

it acknowledges that the Subscription Shares and the Warrants have not been and will not be registered under the U.S. Securities Act, and may not be offered or sold in the United States or to U.S. Persons unless registered under the U.S. Securities Act or an exemption from the registration requirements of the U.S. Securities Act is available.

(e)

The funds representing the Tranche One Aggregate Subscription Price and the Tranche Two Aggregate Subscription Price, and the payments under the Royalty Agreement, which will be advanced by the Investor to the Company hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTFA”), the United Kingdom’s Proceeds of Crime Act 2002 (the “POCA”) or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “PATRIOT Act”), and the Investor acknowledges that the Company may in the future be required by law to disclose the Investor’s name and other information relating to this Agreement and the Investor’s subscription hereunder, on a confidential basis, pursuant to the PCMLTFA, POCA or the PATRIOT Act. To the best of its knowledge (a) none of the subscription funds to be provided by the Investor (i) have been or will be derived from or related to any activity that is deemed criminal under the laws of Canada, the United Kingdom, the United States, or any other jurisdiction, or (ii) are being tendered on behalf of a Person or entity who has not been identified to the Investor, and (b) the Investor shall promptly notify the Company if the Investor discovers that any of such representations ceases to be true, and to provide the Company with appropriate information in connection therewith.

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(f)

The Investor is not a Person or entity identified in the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism, the United Nations Al-Qaida and Taliban Regulations, the Regulations Implementing the United Nations Resolution on the Democratic People’s Republic of Korea, the Regulations Implementing the United Nations Resolution on Iran, the United Nations Cote d’Ivoire Regulations, the United Nations Democratic Republic of the Congo Regulations, the United Nations Liberia Regulations, the United Nations Sudan Regulations, the Special Economic Measures (Zimbabwe) Regulations or the Special Economic Measures (Burma) Regulations, the Special Economic Measures (Ukraine) Regulations, the Special Economic Measures (Russia) Regulations, or the Freezing Assets of Corrupt Foreign Officials Act (collectively, the “Trade Sanctions”). The Investor acknowledges that the Company may in the future be required by law to disclose the name and other information of the Investor related to the acquisition of the Subscription Shares and Warrants hereunder pursuant to the Trade Sanctions.

(g)

The Company is relying on an exemption from the requirement to provide the Investor with a prospectus under Canadian securities laws and, as a consequence of acquiring the Subscription Shares and Warrants pursuant to such exemption:

(i)

certain protections, rights and remedies provided by Canadian securities laws, including statutory rights of rescission, or damages and certain statutory remedies against an issuer, underwriters, auditors, directors and officers that are available to investors who acquire securities offered by a prospectus, will not be available to the Investor,

(ii)	the common law may not provide investors with an adequate remedy in the event that they suffer investment losses in connection with securities acquired in a private placement,

(iii)	the Investor may not receive information that would otherwise be required to be given under Canadian securities laws, and

(iv)	the Company is relieved from certain obligations that would otherwise apply under Canadian securities laws.

(h)

The Investor is knowledgeable of, or has been independently advised as to, the applicable securities laws of the jurisdiction in which the Investor resides which would apply to this Agreement, if any, and the subscription for the Subscription Shares and the Warrants by the Investor is being made pursuant to exemptions under, and does not contravene any of the, applicable securities laws in the jurisdiction in which the Investor resides and does not give rise to any obligation of the Company to prepare and file a prospectus, registration statement or similar document or to register the Subscription Shares and the Warrants or to be registered with or to file any report or notice with any governmental or regulatory authority or to otherwise comply with any continuous disclosure obligations under the applicable securities laws of the jurisdiction in which the any resides.

(i)	The Investor is:

(i)

a purchaser that is recognized by the securities regulatory authority in the jurisdiction in which it is incorporated or otherwise subject to the securities laws of such jurisdiction, as an exempt purchaser and is purchasing the Subscription Shares and the Warrants as principal for its own account, and not for the benefit of any other person, for investment only and not with a view to resale or distribution; or

(ii)

a purchaser which is purchasing the Subscription Shares and the Warrants pursuant to an exemption from any prospectus or securities registration requirements available to the Company and the Investor purchaser under applicable securities laws in the jurisdiction in which it is incorporated or otherwise subject.

(j)

The purchase of the Subscription Shares and the Warrants by the Investor does not contravene any of the applicable securities laws in the jurisdiction in which it is incorporated or otherwise subject, and does not trigger: (i) any obligation to prepare and file a prospectus, an offering memorandum or similar document, or any other ongoing reporting requirements with respect to such purchase or otherwise; or (ii) any registration or other obligation on the part of the Company.

(k)

The Investor acknowledges its name and other specified information, including the number of securities subscribed for hereunder, may be disclosed to the TSX and may become available to the public in accordance with the requirements of applicable laws. It consents to the disclosure of all such information.

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Schedule 5

Completion matters

Part 3

First Completion

The First Completion obligations to which Clause 4.1 refers are as follows:

1	The Investor shall:

(a)	pay to the Company an amount equal to the Tranche One Aggregate Subscription Price by such method of payment that is agreed by the Investor and the Company;

(b)	deliver a copy of the Investor Lock-Up Agreement, duly executed by the Investor;

(c)	deliver a copy of the Chairman Letter of Consent duly executed by Sir Mick Davis to the Company.

2	The Company shall:

(a)	procure that board meetings of the Company are held at which:

(i)	the Tranche One Subscription Shares subscribed for by the Investor are approved for issuance to the Investor as fully paid and non-assessable;

(ii)	Sir Mick Davis is appointed as a Director and as Chairman and authorising the execution of the Chairman Letter of Consent; and

(iii)

the Company is authorised to issue and deliver to the Investor a share certificate duly executed by the Company or direct registration system advice in respect of the Tranche One Subscription Shares issued to it pursuant to paragraph 2(a)(i);

(b)	enter the name of the Investor in the register of Shareholders of the Company as the registered holder of the relevant Tranche One Subscription Shares issued to it pursuant to paragraph 2(a)(i);

(c)	update the Company’s books and records (including its statutory registers) to account for the issue of the Tranche One Subscription Shares to the Investor;

(d)

deliver a legal opinion to the Investor from the Company’s legal counsel, in form and substance satisfactory to the Investor acting reasonably, with respect to the laws of Canada, confirming that the Company is validly incorporated under the laws of Canada and has the capacity to enter into and perform its obligations under this Agreement, that all necessary consents, approvals and clearances required under the laws of Canada for the Company’s entry into and the performance of this Agreement have been obtained and that the Agreement is legal, valid and enforceable under the laws of Ontario;

(e)

deliver a legal opinion to the Investor from the legal counsel of ERG (Madagascar) LTD. SARLU, in form and substance satisfactory to the Investor acting reasonably, with respect to the laws of Madagascar, confirming that (i) ERG (Madagascar) LTD. SARLU is validly incorporated under the laws of Madagascar, the Graphite Permits are valid and existing and in good standing and owned exclusively by a Group Company; (ii) no consents, approvals and clearances or filings are required to be made under the Permits or the laws of Madagascar and no fees or taxes are payable in connection with the issue of or subscription for the Subscription Shares and Warrants (and any common shares on the exercise of the Warrants) to or by the Investor pursuant to this Agreement; and (iii) ERG (Madagascar) LTD. SARLU has the capacity to enter into and perform its obligations under the Royalty Agreement, that all necessary consents, approvals and clearances required under the laws of Madagascar, for ERG (Madagascar) LTD. SARLU’s entry into and performance of the Royalty Agreement have been obtained and that the Royalty Agreement is legal, valid and enforceable under the laws of Madagascar; and

(f)	deliver a copy of the conditional approval letter from the TSX for the Subscription Shares and the Warrants and the listing of the Subscription Shares and the Common Shares underlying the Warrants.

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Part 4

Second Completion

The Second Completion obligations to which Clause 4.3 refers are as follows:

1	The Investor shall pay to the Company an amount equal to the Tranche Two Aggregate Subscription Price by such method of payment that is agreed by the Investor and the Company.

2	The Company shall procure that board meetings of the Company are held at which:

(a)	the Tranche Two Subscription Shares as subscribed for by the Investor are approved for issuance to the Investor fully paid and non-assessable;

(b)	the Warrants subscribed for by the Investor are approved for issuance to the Investor;

(c)

the name of the Investor is entered in the securityholder registers (including the register of Shareholders) of the Company as the registered holder of the relevant Tranche Two Subscription Shares and Warrants issued to it pursuant to paragraphs 2(a) and 2(b) above; and

(d)

the Company is authorised to issue and deliver to Investor a share certificate duly executed by the Company or direct registration system advice in respect of the Tranche Two Subscription Shares issued to it pursuant to paragraph 2(a).

3	The Company shall deliver the Warrant duly executed by the Company to the Investor.

4

The Company shall procure that the Company’s books and records (including its statutory registers) are updated to account for the issue of the Tranche Two Subscription Shares and the Warrants to the Investor.

5	Deliver a copy of the conditional approval letter from the TSX for the Subscription Shares and the Warrants and the listing of the Subscription Shares and the Common Shares underlying the Warrants.

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Schedule 6

Use of Proceeds

1	US$24.1 million will be used towards Phase One;

2	US$1.5 million will be used towards Phase Two and the SG Processing Plant;

3	US$2.4 million will be used towards general corporate purposes, working capital and further studies on the GG Vanadium Project; and

4	US$1.5 million to fund the payment of the Financing Fee.

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EXECUTION PAGE

Executed by NextSource Materials INC., ) a company incorporated in Canada, by its ) duly authorized signing officers			(signed) “Brett Whalen” Chairman

		Officer	(signed) “Craig Scherba” Chief Executive Officer
)
)
Officer

Executed as a deed by Vision Blue Resources Limited, a company incorporated in Guernsey, acting by two directors who, in accordance with the laws of that territory, are acting under the authority of the company

	)		(signed) “Michael Lawrence Davis” Michael Lawrence Davis
)
Director
)
)
(signed) “Andrew Trahar”
Andrew Trahar

Director

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